UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 5, 2019
Date of Report (Date of earliest event reported)

HCP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

1920 Main Street, Suite 1200

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Notes Offering

On July 5, 2019, HCP, Inc., a Maryland corporation (the “Company”), completed its underwritten offering (the “Offering”) of $650,000,000 aggregate principal amount of the Company’s 3.250% Senior Notes due 2026 (the “2026 Notes”) and $650,000,000 aggregate principal amount of the Company’s 3.500% Senior Notes due 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes”).  The net proceeds from the Offering, after deducting the underwriting discounts and estimated offering expenses payable by the Company, are approximately $1.285 billion, which the Company intends to use to fund (i) the purchase price of its previously announced tender offers to purchase for cash up to $500 million combined aggregate principal amount of the Company’s 4.000% Senior Notes due 2022 and 4.250% Senior Notes due 2023 (as further described below under “Tender Offers”) and (ii) the redemption price of all of the Company’s $800 million aggregate principal amount of 2.625% Senior Notes due February 2020, and in each case, to pay any accrued interest and related fees, premiums and expenses in connection therewith.

The Notes are governed by the terms of the Indenture, dated November 19, 2012 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on November 19, 2012, as supplemented by the Eighth Supplemental Indenture, dated as of July 5, 2019, between the Company and the Trustee (the “Supplemental Indenture”), which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The 2026 Notes will mature on July 15, 2026 and the Company will pay interest on the 2026 Notes semi-annually in arrears on January 15 and July 15, beginning on January 15, 2020. The 2029 Notes will mature on July 15, 2029 and the Company will pay interest on the 2029 Notes semi-annually in arrears on January 15 and July 15, beginning on January 15, 2020. The Notes of each series will be the Company’s senior unsecured obligations and will be equal in right of payment with all of the Company’s existing and future senior indebtedness. The Notes of each series will be effectively junior to all existing and future secured indebtedness to the extent of the collateral securing that indebtedness.

The Company may redeem all or part of each series of Notes at any time or from time to time in part at its option at a redemption price equal to the greater of: (i) 100% of the principal amount of the Notes of the applicable series being redeemed, or (ii) the “make-whole” amounts applicable to the Notes of the applicable series being redeemed, plus, in either case, accrued and unpaid interest to, but excluding, the date of redemption. In addition, each series of Notes is redeemable at a redemption price equal to 100% of the principal amount, plus, in either case, accrued and unpaid interest to, but excluding, the date of redemption, to be redeemed on or after May 15, 2026 for the 2026 Notes and on or after April 15, 2029 for the 2029 Notes.

Each series of Notes has been registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3 (333-225318), originally filed with the Commission on May 31, 2018.  The description of the Base Indenture, the Supplemental Indenture and the Notes are summaries and are qualified in their entirety by the terms of the Base Indenture, the Supplemental Indenture and the form of each series of Notes. Copies of the Supplemental Indenture and the form of each series of Notes are filed as exhibits hereto, and a copy of the Base Indenture has been previously filed, and each is incorporated by reference herein.

Tender Offers

On July 5, 2019, the Company announced the early tender results and pricing for its previously announced tender offers to purchase for cash up to $500,000,000 combined aggregate principal amount of its 4.250% Senior Notes due 2023 and its 4.000% Senior Notes due 2022. The tender offers are being made exclusively pursuant to an offer to purchase dated June 20, 2019, as amended on June 20, 2019, which sets forth the terms and condition of the tender offers.

Copies of the press releases announcing the early tender results and pricing, respectively, of the tender offers, are attached hereto as Exhibits 99.1 and 99.2 and are incorporated in this Item 8.01 by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are being filed herewith:

No.	Description
4.1	Eighth Supplemental Indenture dated as of July 5, 2019, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	Form of 3.250% Senior Notes due 2026 (included in Exhibit 4.1)
4.3	Form of 3.500% Senior Notes due 2029 (included in Exhibit 4.1)
5.1	Opinion of Ballard Spahr LLP
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
99.1	Press Release Announcing Early Tender Results, dated July 5, 2019
99.2	Press Release Announcing Tender Offer Pricing, dated July 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 5, 2019	HCP, Inc.
(Registrant)

	By:	/s/ Troy E. McHenry
	Name:	Troy E. McHenry
	Title:	Executive Vice President, General Counsel and Corporate Secretary